UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2015
GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 4, 2015. A total of 37,580,070 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 95% of the Company’s shares outstanding as of the April 10, 2015 record date. The final results of voting on each of the matters submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.	The election of two (2) director nominees to serve for the ensuing three-year term and until their successors are elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
David H. Kelsey	33,794,989	720,738	134,695	2,929,648
James W. Bradford, Jr.	34,179,677	336,129	134,616	2,929,648

2.	Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
33,671,635	808,083	170,704	2,929,648

3.	Approval of the Granite Construction Incorporated Annual Incentive Plan:

For	Against	Abstain	Broker Non-Votes
34,029,710	460,655	160,057	2,929,648

4.	Approval of the Granite Construction Incorporated Long Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
33,988,384	475,715	186,323	2,929,648

5.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstain
37,189,995	249,824	140,251

Pursuant to the foregoing votes, the two (2) director nominees listed above were elected to serve on the Company’s Board of Directors for the ensuing three-year term and until their successors are duly elected, the compensation of the named executive officers was approved on an advisory basis, the Granite Incorporated Annual Incentive Plan and Long Term Incentive Plan were approved and the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm was ratified.

[Signature page follows.]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:    /s/ Richard A. Watts
Richard A. Watts
Senior Vice President, General Counsel
and Secretary

Date: June 9, 2015